Exhibit 99.1

Travelzoo 590 Madison Avenue 35th Floor New York, NY 10022 Investor Relations: ir@travelzoo.com
FOR IMMEDIATE RELEASE

Travelzoo Reports Fourth Quarter 2023 Results

NEW YORK, February 28, 2024 — Travelzoo® (NASDAQ: TZOO):

•Revenue of $21.1 million, up 14% year-over-year
•Consolidated operating profit of $4.5 million
•Non-GAAP consolidated operating profit of $5.2 million
•Cash flow from operations of $1.4 million
•Earnings per share (EPS) of $0.27

Travelzoo, the club for travel enthusiasts, today announced financial results for the fourth quarter ended December 31, 2023. Consolidated revenue was $21.1 million, up 14% from $18.6 million year-over-year. In constant currencies, revenue was $20.8 million, up 12% year-over-year. Travelzoo's reported revenue consists of advertising revenues and commissions, derived from and generated in connection with purchases made by Travelzoo members.

Net income attributable to Travelzoo was $3.7 million for Q4 2023, or $0.27 per share, compared with $0.20 in the prior-year period. Net income attributable to Travelzoo from continuing operations was $3.3 million for Q4 2023, or $0.24 per share, compared with $0.20 in the prior-year period.

Non-GAAP operating profit was $5.2 million. Non-GAAP operating profit excludes amortization of intangibles ($0.4 million) and stock option expenses ($0.4 million). Please refer to “Non-GAAP Financial Measures” and the tabular reconciliation below.

“Q4 concluded a strong year for Travelzoo, with each quarter achieving year-over-year revenue growth, profitability and positive cash flow from operations”, said Holger Bartel, Travelzoo's Global CEO. "We
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will continue to leverage Travelzoo's global reach, trusted brand, and strong relationships with top travel suppliers to negotiate more exclusive offers for members. It is in times of large increases in travel prices that Travelzoo is most valuable for consumers. Travelzoo members enjoy high quality travel experiences that represent outstanding value."

“With more than 30 million members, 8 million mobile app users, and 5 million social media followers, Travelzoo is loved by travel enthusiasts who are affluent, active, and open to new experiences.”

Cash Position
As of December 31, 2023, consolidated cash, cash equivalents and restricted cash were $16.4 million. Net cash provided by operations was $1.4 million.

Travelzoo North America
North America business segment revenue increased 5% year-over-year to $13.8 million. Operating profit for Q4 2023 was $4.0 million, or 29% of revenue, compared to operating profit of $4.2 million in the prior-year period.

Travelzoo Europe
Europe business segment revenue increased 34% year-over-year to $6.3 million. In constant currencies, Europe business segment revenue increased 27% year-over-year. Operating profit for Q4 2023 was $832,000, or 13% of revenue, compared to operating profit of $42,000 in the prior-year period.

Jack’s Flight Club
Jack’s Flight Club business segment revenue, which is impacted by the accounting for an intragroup marketing agreement, increased 11% year-over-year to $949,000. Revenue from unaffiliated customers increased 29% year-over-year to $1.1 million. Jack’s Flight Club is a membership subscription service in which Travelzoo has a 60% ownership interest. The number of premium subscribers increased 21% year-over-year. Revenue from subscriptions is recognized monthly pro rata over the subscription period (quarterly, semi-annually, annually). Non-GAAP operating loss for Q4 2023 was $61,000, compared to a non-GAAP operating profit of $220,000 in the prior-year period. Non-GAAP operating loss excludes amortization of intangibles ($0.2 million) related to the acquisition of Travelzoo’s ownership interest in Jack’s Flight Club in 2020. The Q4 2023 operating loss was caused by marketing expenses in connection with growth in members.

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New Initiatives
New Initiatives business segment revenue, which includes Licensing and Travelzoo META, was $155,000. Operating loss for Q4 2023 was $104,000.

In June 2020, Travelzoo entered into a royalty-bearing licensing agreement with a local licensee in Japan for the exclusive use of Travelzoo’s brand, business model, and members in Japan. In August of 2020, Travelzoo entered into a royalty-bearing licensing agreement with a local licensee in Australia for the exclusive use of Travelzoo’s brand, business models, and members in Australia, New Zealand, and Singapore. Under these arrangements, Travelzoo’s existing members in Australia, Japan, New Zealand, and Singapore will continue to be owned by Travelzoo as the licensor. Travelzoo recorded $23,000 in licensing revenue from the licensee in Japan in Q4 2023. Travelzoo recorded $9,000 in licensing revenue from the licensee in Australia, New Zealand, and Singapore in Q4 2023. Licensing revenue is expected to increase going forward.

Members and Subscribers
As of December 31, 2023, we were 31.1 million members worldwide, up from 30.4 million as of December 31, 2022. In North America, Travelzoo had 16.2 million unduplicated members as of December 31, 2023, consistent with December 31, 2022. In Europe, Travelzoo had 9.2 million unduplicated members as of December 31, 2023, up from 9.0 million as of December 31, 2022. Jack’s Flight Club had 2.4 million subscribers as of December 31, 2023, up from 1.9 million as of December 31, 2022.

Discontinued Operations
In March 2020, Travelzoo decided to exit its Asia Pacific business and operate it as a licensing business going forward. Consequently, the Asia Pacific business has been classified as discontinued operations. Certain reclassifications have been made for current and prior periods between the continued operations and the discontinued operations in accordance with U.S. GAAP.

Income Taxes
A provision of $1.6 million for income taxes was recorded for Q4 2023, compared to an income tax expense of $1.1 million in the prior-year period. Travelzoo intends to utilize available net operating losses (NOLs) to largely offset its actual tax liability for Q4 2023.

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Looking Ahead
For Q1 2024, we expect continued growth in revenue, albeit at a smaller pace than 2023. We expect higher cash flow from operations and higher profitability. In December 2023, we announced the introduction of a membership fee for Travelzoo beginning January 1, 2024. Existing members as of December 31, 2023, are exempt from the fee during 2024. Therefore, we do not anticipate to generate membership fee revenue from existing members before 2025.

Non-GAAP Financial Measures
Management calculates non-GAAP operating income when evaluating the financial performance of the business. Travelzoo’s calculation of non-GAAP operating income, also called “non-GAAP operating profit” in this press release and today’s earnings conference call, excludes the following items: impairment of intangible and goodwill, amortization of intangibles, stock option expenses and severance-related expenses. This press release includes a table which reconciles GAAP operating income to the calculation of non-GAAP operating income. Non-GAAP operating income is not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"). This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Conference Call
Travelzoo will host a conference call to discuss fourth quarter 2023 results today at 11:00 a.m. ET. Please visit http://ir.travelzoo.com/events-presentations to
•download the management presentation (PDF format) to be discussed in the conference call
•access the webcast.

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About Travelzoo
We, Travelzoo®, are the club for travel enthusiasts. Our 30 million members receive exclusive offers and one-of-a-kind experiences personally reviewed by our deal experts around the globe. We have our finger on the pulse of outstanding travel, entertainment, and lifestyle experiences. We work in partnership with more than 5,000 top travel suppliers—our long-standing relationships give Travelzoo members access to irresistible deals.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect”, “predict”, “project”, “anticipate”, “believe”, “estimate”, “intend”, “plan”, “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

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Travelzoo
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues	$21,149	$18,608	$84,477	$70,599
Cost of revenues	2,698	2,684	10,934	10,003
Gross profit	18,451	15,924	73,543	60,596
Operating expenses:
Sales and marketing	8,496	7,499	37,774	33,072
Product development	580	673	2,113	2,064
General and administrative	4,896	4,168	18,084	17,903
Total operating expenses	13,972	12,340	57,971	53,039
Operating income	4,479	3,584	15,572	7,557
Other income (expense), net	398	(53)	1,541	2,401
Income from continuing operations before income taxes	4,877	3,531	17,113	9,958
Income tax expense	1,618	1,057	5,105	3,270
Income from continuing operations	3,259	2,474	12,008	6,688
Income (loss) from discontinued operations, net of tax	465	(63)	460	(59)
Net income	3,724	2,411	12,468	6,629
Net income (loss) attributable to non-controlling interest	5	(41)	102	(5)
Net income attributable to Travelzoo	$3,719	$2,452	$12,366	$6,634

Net income attributable to Travelzoo—continuing operations	$3,254	$2,515	$11,906	$6,693
Net income (loss) attributable to Travelzoo—discontinued operations	$465	$(63)	$460	$(59)

Income per share—basic
Continuing operations	$0.24	$0.20	$0.80	$0.54
Discontinued operations	$0.03	$—	$0.03	$—
Net income per share—basic	$0.27	$0.20	$0.83	$0.54

Income per share—diluted
Continuing operations	$0.24	$0.20	$0.80	$0.53
Discontinued operations	$0.03	$—	$0.03	$—
Net income per share—diluted	$0.27	$0.20	$0.83	$0.53
Shares used in per share calculation from continuing operations—basic	13,873	12,425	14,897	12,372
Shares used in per share calculation from discontinued operations—basic	13,873	12,425	14,897	12,372
Shares used in per share calculation from continuing operations—diluted	13,946	12,487	14,964	12,561
Shares used in per share calculation from discontinued operations—diluted	13,946	12,487	14,964	12,561
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Travelzoo
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$15,713	$18,693
Accounts receivable, net	12,965	13,820
Prepaid income taxes	629	1,778
Prepaid expenses and other	1,460	1,289
Assets from discontinued operations	1	11
Total current assets	30,768	35,591
Deposits and other	1,115	5,094
Deferred tax assets	3,196	3,222
Restricted cash	675	675
Operating lease right-of-use assets	6,015	7,440
Property and equipment, net	578	657
Intangible assets, net	2,091	3,651
Goodwill	10,944	10,944
Total assets	$55,382	$67,274
Liabilities and Equity
Current liabilities:
Accounts payable	$4,546	$4,271
Merchant payables	20,622	32,574
Accrued expenses and other	3,658	5,049
Deferred revenue	2,044	2,216
Income tax payable	766	—
Operating lease liabilities	2,530	2,972
Liabilities from discontinued operations	24	452
Total current liabilities	34,190	47,534
Long-term tax liabilities	4,681	1,569
Long-term operating lease liabilities	6,717	8,326
Other long-term liabilities	911	994
Total liabilities	46,499	58,423
Common stock	136	165
Treasury stock (at cost)	—	(7,130)
Tax indemnification	(9,537)	(9,537)
Note receivable from shareholder	(1,753)	(4,753)
Additional paid-in capital	439	23,274
Retained earnings	19,508	7,142
Accumulated other comprehensive loss	(4,607)	(4,905)
Total Travelzoo stockholders’ equity	4,186	4,256
Non-controlling interest	4,697	4,595
Total stockholder's equity	8,883	8,851
Total liabilities and equity	$55,382	$67,274
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Travelzoo
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income	$3,724	$2,411	$12,468	$6,629
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	476	537	1,893	2,189
Stock-based compensation	380	349	1,567	1,805
Deferred income tax	169	73	58	774
Impairment of intangible assets and goodwill	—	200	—	200
Loss on long-lived assets	—	9	10	47
Gain on sale of equity investment in WeGo	—	—	—	(196)
Net foreign currency effects	(115)	198	(62)	232
Reversal of reserves on accounts receivable and other reserves	(72)	(965)	(1,016)	(4,367)
Changes in operating assets and liabilities:
Accounts receivable	(2,231)	(1,223)	1,086	1,317
Prepaid income taxes	61	1,098	1,189	1,452
Prepaid expenses, deposits and other	1,603	1,586	3,835	1,627
Accounts payable	1,181	501	(523)	902
Merchant payables	(3,338)	(6,334)	(12,095)	(35,228)
Accrued expenses and other	(1,450)	(649)	(876)	(496)
Income tax payable	456	23	749	(162)
Other liabilities	547	(86)	2,401	154
Net cash provided by (used in) operating activities	1,391	(2,272)	10,684	(23,121)
Cash flows from investing activities:
Proceeds from repayment of note receivable	103	—	216	—
Purchases of intangible assets	—	—	—	(1,049)
Proceeds from sale of equity investment in WeGo	—	—	—	196
Purchases of property and equipment	(38)	(226)	(255)	(462)
Net cash (provided by) used in investing activities	65	(226)	(39)	(1,315)
Cash flows from financing activities:
Repurchase of common stock	(5,016)	(472)	(16,782)	(1,642)
Proceeds from short swing settlement	—	—	—	46
Proceeds from issuance of common stock		1,006		1,006
Proceeds from note receivable from shareholder	3,000	—	3,000	—
Exercise of stock options and taxes paid for net share settlement of equity awards	(69)	(13)	(368)	1,872
Net cash provided by (used in) financing activities	(2,085)	521	(14,150)	1,282
Effect of exchange rate on cash, cash equivalents and restricted cash	436	810	516	(2,457)
Net decrease in cash, cash equivalents and restricted cash	(193)	(1,167)	(2,989)	(25,611)
Cash, cash equivalents and restricted cash at beginning of period	16,582	20,545	19,378	44,989
Cash, cash equivalents and restricted cash at end of period	$16,389	$19,378	$16,389	$19,378
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Travelzoo
Segment Information from Continuing Operations
(Unaudited)
(In thousands)

Three months ended December 31, 2023	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenue from unaffiliated customers	$13,534	$6,354	$1,106	$155	$21,149
Intersegment revenue (loss)	247	(90)	(157)	—	—
Total net revenues	13,781	6,264	949	155	21,149
Operating income (loss)	$3,970	$832	$(219)	$(104)	$4,479

Three months ended December 31, 2022	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenue from unaffiliated customers	$12,921	$4,825	$855	$7	$18,608
Intersegment revenue (loss)	162	(162)	—	—	—
Total net revenues	13,083	4,663	855	7	18,608
Operating income (loss)	$4,235	$42	$(196)	$(497)	$3,584

Twelve months ended December 31, 2023	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenue from unaffiliated customers	$54,837	$25,291	$4,145	$204	$84,477
Intersegment revenue (loss)	1,243	(1,270)	27	—	—
Total net revenues	56,080	24,021	4,172	204	84,477
Operating income (loss)	$15,254	$1,317	$(23)	$(976)	$15,572

Twelve months ended December 31, 2022	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenue from unaffiliated customers	$47,029	$20,068	$3,477	$25	$70,599
Intersegment revenue (loss)	613	(613)	—	—	—
Total net revenues	47,642	19,455	3,477	25	70,599
Operating income (loss)	$10,348	$(1,803)	$—	$(988)	$7,557

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Travelzoo
Reconciliation of GAAP to Non-GAAP Information
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2023	2022	2023	2022
GAAP operating expense	$13,972	$12,340	$57,971	$53,039
Non-GAAP adjustments:
Impairment of intangible and goodwill (A)	—	200	—	200
Amortization of intangibles (A)	389	453	1,560	1,771
Stock option expenses (B)	380	349	1,566	1,805
Severance-related expenses (C)	—	200	56	336
Non-GAAP operating expense	13,203	11,138	54,789	48,927

GAAP operating income	4,479	3,584	15,572	7,557
Non-GAAP adjustments (A through C)	769	1,202	3,182	4,112
Non-GAAP operating income	5,248	4,786	18,754	11,669

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